Exhibit 99.1

Veritas Farms, Inc. Appoints Spencer Fuller as Vice President of Agriculture

Fort Lauderdale, Florida - April 25, 2019 - Veritas Farms, Inc. (OTCQB: VFRM), a vertically-integrated agribusiness focused on the production of full spectrum hemp extracts with naturally occurring cannabinoids, is pleased to announce the appointment of Spencer Fuller as the Company’s Vice President of Agriculture. Mr. Fuller will report to COO David Smith and will be responsible for Veritas Farms’ extensive and expanding industrial hemp cultivation operations in Colorado.

Alexander M. Salgado, CEO and co-founder of Veritas Farms, commented, “Spencer has a long history of successfully working with licensed producers in Colorado to build, operate, and maintain efficient state-of-the-art cannabis facilities. We are confident that his extensive knowledge and hands-on experience will further enable Veritas Farms to improve and expand its outdoor and indoor grow operations to produce consistently higher volumes of the proprietary industrial hemp plants used in our whole plant hemp oil products.”

Prior to joining Veritas Farms, Mr. Fuller acted as an independent consultant to cannabis agricultural production clients with an emphasis on process improvement, hybridization, productivity and quality improvement methods, and pest control. From June 2017 to November 2018, he also served as Director of Crop Production for Dalwhinnie Farms, a cannabis grower located in Ridgway, Colorado, where he oversaw the initial build-out and start- up of agricultural production at a $12 million cannabis grow facility.

From March 2014 to November 2018, he was affiliated with Shift Cannabis in Boulder, Colorado, where he advised clients the establishment and commencement of grow operations. From February 2013 to October 2014, he served as Cultivation Manager of Animas Wellness/Prohibition Herbs, a dispensary chain based in Denver, Colorado, and from October 2012 to June 2014, he served as Manager of Operations for IVita Wellness, a Denver-area dispensary. Born and raised in Colorado, Mr. Fuller holds a Bachelor of Ars degree from Fort Lewis College in Durango, Colorado.

Veritas Farms™ brand whole hemp oil products can be found at several leading online and brick-and-mortar retailers across the United States, including select CVS Pharmacy stores.

For additional information regarding Veritas Farms, Inc. and to purchase product online, visit www.theveritasfarms.com.

About Veritas Farms, Inc.

Veritas Farms, Inc. (OTCQB: VFRM) is a vertically integrated agribusiness focused on producing superior quality, whole plant, full spectrum hemp oils and extracts containing naturally occurring cannabinoids. The Company currently operates a 140-acre farm and production facilities in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp. The Company markets and sells products under its Veritas Farms™ brand and manufactures private label products for a number of leading distributors and retailers.

Veritas Farms™ brand full spectrum hemp extract products include vegan capsules, tinctures, formulations for sublingual applications and infused edibles, lotions, salves, and oral syringes in a variety of size formats and flavors. All Veritas Farms™ brand products are third-party laboratory tested for strength and purity. The Company files periodic reports with the Securities and Exchange Commission, which can be viewed at www.sec.gov.

For additional information and online product purchase, visit www.theveritasfarms.com.

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Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the Company’s mission statement and growth strategy, are “forward-looking statements.” Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve many risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.